UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2009

Cell Genesys, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19986	94-3061375
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 Oyster Point Boulevard, Suite 525, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 266-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[x]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2009 (the "Signing Date"), Cell Genesys, Inc. (the "Company") entered into a Settlement and Exchange Support Agreement (the "Settlement Agreement") with Tang Capital Partners, LP ("Tang Capital"), a beneficial owner of approximately 67.6% in aggregate principal amount of the Company’s 3.125% Convertible Senior Notes due November 1, 2011 (the "Existing Notes") issued pursuant to that certain Indenture, dated as of October 20, 2004 by and between the Company and U.S. Bank, National Association, as Trustee (the "Existing Notes Indenture"). The Settlement Agreement was negotiated in connection with a lawsuit filed by Tang Capital on May 5, 2009 against the Company in the Court of Chancery of the State of Delaware captioned Tang Capital Partners, LP v. Cell Genesys, Inc., et al., Case No. 4566 (the "Action"). Pursuant to the Settlement Agreement, among other things, the Company has agreed to commence an offer (the "Exchange Offer") pursuant to which the Company will offer to exchange for each $1,000 principal amount outstanding of the Existing Notes (i) a cash payment of $500.00, (ii) 205.8824 shares of the Company’s common stock, par value $0.001 per share (the "Common Stock"), and (iii) $310.00 principal amount of 3.125% Convertible Senior Notes due May 1, 2013 (the "New Notes"), which are to be convertible into shares of Common Stock at a conversion price equal to $0.68 per share, or for 1,470.5882 shares of Common Stock per $1,000 principal amount of the New Notes and to be issued pursuant to an indenture (the "New Notes Indenture") to be entered into by and between the Company and a trustee. The New Notes and shares of Common Stock are to be issued in a transaction exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

Tang Capital has agreed to tender in the Exchange Offer on the terms described therein, and not withdraw, the Existing Notes that it beneficially owns. The material terms of the Exchange Offer that Tang Capital has agreed to support by tendering and not withdrawing its Existing Notes include:

• the amount of the cash payment, the number of shares of Common Stock and the terms of the New Notes to be issued in the Exchange Offer,

• the Exchange Offer will expire 20 business days after commencement, unless extended by the Company (with reasonable consent by Tang Capital), except that such date may be extended by the Company without Tang Capital’s consent if such extension is needed to satisfy a condition under the Exchange Offer, but not longer than 60 days after commencement of the Exchange Offer, and

• the condition that at least eighty seven and one half percent (87.5%) in aggregate principal amount of the Existing Notes be validly tendered and not withdrawn, which condition may be modified by the Company with the written consent of Tang Capital.

The Settlement Agreement requires that, immediately prior to the consummation of the Exchange Offer, the Company enter into the New Notes Indenture, which shall be substantially identical to the Existing Notes Indenture (and otherwise on terms reasonably acceptable to Tang Capital and the Company), in favor of each tendering holder of Existing Notes, except that the final maturity of the New Notes shall be May 1, 2013, the conversion price shall be as set forth above and interest on the New Notes shall begin to accrue commencing on the date following the consummation of the Exchange Offer.

The Settlement Agreement provides that from the Signing Date to the second anniversary of the Signing Date (the "Restricted Period"), Tang Capital is restricted from taking certain actions that could influence the management of the Company and from acquisitions that would result in Tang Capital having more than 9.999% beneficial ownership of the Company's Common Stock. During the Restricted Period, Tang Capital also agrees to (i) at every meeting of the Company’s stockholders and in every action or approval by written consent of stockholders of the Company in lieu of such a meeting, vote all of the shares of Common Stock it then holds or may receive from exercise of the New Notes it then holds (collectively, the "Shares") in the same proportion as the votes that are collectively cast by all of the other stockholders of the Company who are present and voting with respect to such matter and (ii) refrain from entering into any voting agreements with any third party with respect to any of the Shares. At the option of the Tang Capital, it may alternatively vote or direct the vote or proxy in accordance with the recommendation of the Board of Directors of the Company. Tang Capital also agrees, until the earlier of the consummation of the Exchange Offer or the termination of the Settlement Agreement, that it will not (i) object to, or otherwise commence or support any proceeding or action to oppose, the Exchange Offer or the actions contemplated by the Settlement Agreement or (ii) solicit, support or encourage certain other transactions regarding the Company. Tang Capital also agrees that it will not be permitted to convert the New Notes into share of Common Stock of the Company if and to the extent that following such conversion Tang Capital would be the beneficial owner of more than 9.999% of the Company’s Common Stock.

Tang Capital agrees to, within 5 business days of the consummation of the Exchange Offer, move to dismiss the Action, which dismissal shall be with prejudice as against Tang Capital and, if permissible, its affiliates. In addition, the Settlement Agreement provides that as of date of the consummation of the Exchange Offer, Tang Capital releases and discharges any and all claims arising from or in connection with the Action through such date against the Company and its affiliates, and the Company shall be deemed to have released and discharged any and all claims against Tang Capital and its affiliates through such date.

The Settlement Agreement is terminable in a variety of circumstances including if the Company fails to commence the Exchange Offer on or prior to May 22, 2009, if the Company fails to consummate the Exchange Offer on or prior to 60 days following the commencement date, or if the Company announces or enters into certain kinds of transactions. In the event the Settlement Agreement is terminated, Tang Capital shall no longer be required to tender and not withdraw its Existing Notes or to dismiss the Action.

The foregoing is a summary of the terms of the Settlement Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, which is attached hereto as Exhibit 4.1.

Item 8.01 Other Events.

On May 11, 2009, the Company issued a press release relating to the settlement, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.1 Settlement and Exchange Support Agreement, dated as of May 10, 2009, by and between Cell Genesys, Inc. and Tang Capital Partners, LP

Exhibit 99.1 Press release dated May 11, 2009 of Cell Genesys, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cell Genesys, Inc.

May 11, 2009	By:	/s/ SHARON E. TETLOW

Name: SHARON E. TETLOW
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.1	Settlement and Exchange Support Agreement, dated as of May 10, 2009, by and between Cell Genesys, Inc. and Tang Capital Partners, LP
99.1	Press release dated May 11, 2009 of Cell Genesys, Inc.